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                                                                   Exhibit 23(a)



                           ACCOUNTANTS' CONSENT AND
                        REPORT ON CONSOLIDATED SCHEDULE



The Board of Directors and Stockholders
Tenet Healthcare Corporation:

     Under date of July 25, 1995, we reported on the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended May 31, 1995, as contained in the 1995 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for fiscal year 1995. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule listed in the accompanying index. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, based on our audits, such schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     We also consent to the incorporation by reference of our report dated July 25, 1995, in the Company's Registration Statements on Form S-3 (Nos. 33-39130, 33-39563, 33-40212, 33-45689, 33-57801, 33-57057 and 33-55285), Registration
Statement on Form S-4 (No. 33-57485) and Registration Statements on Form S-8 (Nos. 33-11478, 2-95774, 2-87611, 2-69472, 2-79401, 33-35688, 33-50180, 33-50182
and 33-57375).

/s/ KPMG PEAT MARWICK LLP

Los Angeles, California
August 22, 1995